EXHIBIT 99

FOR FURTHER INFORMATION:

Michael W. McCarthy

VP- Corporate Communications

Photronics, Inc.

(203)775-9000

mmccarthy@brk.photronics.com

EMBARGO UNTIL 7:00 a.m. EST

December 7, 2005

PHOTRONICS IN TALKS TO JOINTLY DEVELOP LEADING EDGE MASK TECHNOLOGY WITH

MICRON TECHNOLOGY, INC.

BROOKFIELD, Connecticut December 7, 2005 – Photronics, Inc. (Nasdaq:PLAB), a leader in supplying innovative photomask-based imaging solutions to the global electronics and display industries, today announced that it is in talks with Micron Technology, Inc. to jointly develop advanced reticle technologies necessary to support the fabrication of integrated circuits at and below the 45 nanometer logic node.

Michael J. Luttati, Chief Executive Officer stated, “Photronics views this anticipated joint development relationship as a big win for our internal teams and worldwide customer base. By directly linking the global development and manufacturing footprint of Photronics to the world class mask technology initiatives underway at Micron, we will drive Photronics to be the number one global, mask technology producer. The combined efforts will focus on bringing leading edge mask technologies into the hands of the end user timed to the most advanced industry roadmaps. We expect the teams to not only focus on developing mask process technology, but also on the manufacturability issues associated with leading edge masks to ensure high yield early in the development cycle.”

“The Photronics technology team is thrilled about the prospect of the joint development program with Micron,” noted Dr. Christopher Progler, Chief Technology Officer for Photronics. “By combining efforts to target the most advanced mask technologies, we will enhance our critical mass and scale to be a formidable technology force in the merchant mask industry. The end applications driven by Micron will ensure the team maintains a relentless focus on the most leading edge applications.” Dr. Progler continued, “The work will focus on mask technology for both bit cell and logic applications starting at the ITRS 45 nanometer logic node. We will pursue a broad range of joint activities from new equipment technology, new materials, module development and mask integration.”

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PHOTRONICS IN TALKS TO JOINTLY DEVELOP LEADING EDGE MASK TECHNOLOGY WITH MICRON TECHNOLOGY	PAGE TWO

The proposed collaboration, targeted to kick off in the first half of calendar 2006, will be driven primarily from a joint effort in the Micron Mask Technology Center in Boise, Idaho. Photronics expects the joint program to be fully complementary to the development work already underway at the key internal Photronics R&D centers in the US and Korea.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors, photomasks are used to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits. They are produced in accordance with circuit designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release.

05-Photronics in Talks with Micron